UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2008
(September 24, 2008)
AMSURG CORP.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)
(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On September 24, 2008, the Board of Directors of AmSurg Corp. (the “Company”) approved a stock repurchase program pursuant to which the Company may purchase up to $25 million of its outstanding shares of common stock. The Company intends to use the repurchase program primarily to purchase its shares to mitigate the dilution created by shares of common stock issued under the Company’s stock incentive plans. The Company intends to fund the purchase price for shares acquired using cash received upon the exercise of stock options, cash generated from its operations, and borrowings under its credit facility. The Company has issued a press release, the text of which is set forth as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibit 99 — Press release, dated September 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Duly Authorized Officer)

Date: September 30, 2008